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                                                                      Exhibit 99
                                                                      ----------


                   THIRD AMENDMENT TO TRUST AGREEMENT BETWEEN
                     HAWAIIAN ELECTRIC INDUSTRIES, INC. AND
                       FIDELITY MANAGEMENT TRUST COMPANY


     THIS THIRD AMENDMENT TO TRUST AGREEMENT, is made and entered into April 1, 2001, by and between Fidelity Management Trust Company (the "Trustee") and Hawaiian Electric Industries, Inc. (the "Sponsor");

                                  WITNESSETH:

     WHEREAS, the Trustee and the Sponsor heretofore entered into a trust agreement dated February 1, 2000, and amended August 1, 2000, and November 1, 2000 (the "Trust Agreement"), for the Hawaiian Electric Industries Retirement Savings Plan (the "Plan"); and

     WHEREAS, the Sponsor and Trustee have agreed to reduce the Annual Participation Fee to $0; and

     WHEREAS, in furtherance of the foregoing, the Trustee and the Sponsor desire to amend said Trust Agreement as provided for in Section 13 thereunder;

     NOW THEREFORE, in consideration of the above premises, the Trustee and the Sponsor hereby amend the Trust Agreement by:

     (1)  Amending and restating Schedule "B", as attached.


     IN WITNESS WHEREOF, the Trustee and the Sponsor have caused this Third Amendment to be executed by their duly authorized officers effective as of the day and year first above written.


HAWAIIAN ELECTRIC                               FIDELITY MANAGEMENT TRUST
INDUSTRIES, INC.                                COMPANY
BY:  HAWAIIAN ELECTRIC
INDUSTRIES, INC. PENSION
INVESTMENT COMMITTEE


By: /s/ Robert F. Mougeot     4/4/01           By: /s/ Carolyn Redden     5/8/01
    --------------------------------               -----------------------------
    Robert F. Mougeot           Date               Vice President           Date
    Chairman


By: /s/ Peter C. Lewis        4/4/01
    --------------------------------
    Peter C. Lewis              Date
    Secretary and Member
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                                  Schedule "B"

                                  FEE SCHEDULE
                                  ------------

Recordkeeping Fees
------------------

* Annual Participation Fee:              $0 per participant.


* Minimum Required Distribution (MRD):   $25.00 per MRD recipient per year.


* Plan Establishment Fee:                $2,500.00


* Loan Fee:                              Establishment fee of $35.00 per loan
                                         account; annual fee of $15.00 per loan
                                         account.**


* Plan Sponsor WebStation (PSW):         All User ID fees waived.


* NetBenefits:                           All User ID fees waived.


* Non-Fidelity Mutual Funds:             .35% annual administrative fee on the
                                         following Non-Fidelity Mutual Fund
                                         assets which are equity/balanced funds:
                                         MAS Value Portfolio Adviser; Neuberger
                                         Berman Partners Fund-Trust Class and
                                         the PBHG Emerging Growth Fund; .25%
                                         annual administration fee plus an $8.00
                                         per participant fee on all INVESCO
                                         Dynamics Fund assets (to be paid by the
                                         Non-Fidelity Mutual Fund vendor).


* Other Fees: separate charges for optional nondiscrimination testing, extraordinary expenses resulting from large numbers of simultaneous manual transactions, from errors not caused by Fidelity, reports not contemplated in this Agreement, corporate actions, or the provision of communications materials in hard copy which are also accessible to participants via electronic services in the event that the provision of such material in hard copy would result in an additional expense deemed to be material.


** This fee will be imposed pro rata for each calendar quarter, or any part
                                              --------
thereof, that it remains necessary to keep a participant's loans(s) as part of the Plan's records through the calendar yearend for 1099R reporting.

                                       2
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Trustee Fee
-----------

Investment Options
* Sponsor Stock:                         0.10% per annum of such assets in the
                                         Trust payable quarterly on the basis of
                                         such assets as of the average market
                                         value for each calendar quarter. In no
                                         event will the fee be less than $10,000
                                         nor more than $35,000 per year.

* Others:                                None.


     Note:   These fees have been negotiated and accepted based on the following
     ----
     Plan characteristics, as of 3/22/01: 1 plan in the relationship, plan assets of $189.9 million, participation of 3,152 participants, Sponsor Stock assets of $44.6 million, total Fidelity actively managed Mutual Fund assets of $105.4 million, total Fidelity nonactively managed Mutual Fund assets of $16.4 million, total Non-Fidelity Mutual Funds and ASB MMA assets of $23.5 million, projected net cash flows of $0.0 million per year, and up to 18 investment options. Subject to Section 13 of the Trust Agreement, fees will be subject to review when the Sponsor requests a change to the Plan and/or the Plan characteristics have changed by +/- 10%.



HAWAIIAN ELECTRIC                           FIDELITY MANAGEMENT TRUST
INDUSTRIES, INC.                            COMPANY
BY: HAWAIIAN ELECTRIC
INDUSTRIES, INC. PENSION
INVESTMENT COMMITTEE


By: /s/ Robert F. Mougeot         4/4/01    By: /s/ Carolyn Redden       5/8/01
    ------------------------------------        -------------------------------
    Robert F. Mougeot               Date        Vice President             Date
    Chairman


By: /s/ Peter C. Lewis            4/4/01
    ------------------------------------
    Peter C. Lewis                  Date
    Secretary and Member

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